Exhibit 99.1

FOR IMMEDIATE RELEASE	FOR FURTHER INFORMATION
May 14, 2020	CONTACT BENJAMIN BOCHNOWSKI
(219) 853-7575

Peoples Bank Announces Regulatory Approval of Charter Conversion from Indiana Stock Savings Bank to Indiana Commercial Bank

Munster, Indiana – Peoples Bank SB (“Peoples Bank” or the “Bank”), the wholly-owned subsidiary of NorthWest Indiana Bancorp (OTC Pink; OTCBB: NWIN) (“NWIN”), announced today that as of May 11, 2020 it has received the approvals of the applications filed by Peoples Bank with the Indiana Department of Financial Institutions and the Federal Deposit Insurance Corporation (“FDIC”) to convert from an Indiana-chartered stock savings bank to an Indiana-chartered commercial bank. As part of the charter conversion, Peoples Bank SB will change its name to “Peoples Bank.”  The conversion is not expected to affect the Bank’s customers in any way, and they will continue to receive the same protection on deposits through the FDIC.

Benjamin J. Bochnowski, the Chief Executive Officer of Peoples Bank, stated, “Peoples Bank’s conversion to an Indiana-chartered commercial bank is an important strategic initiative that will benefit all the Bank’s stakeholders, including our customers, shareholders, employees, and the communities we serve. The charter conversion better reflects our business, and lets us compete more effectively with other commercial banks in our market area. This commercial bank charter will better convey our brand as a dynamic community banking financial institution offering a wide array of products and services.”

“The charter conversion will not change the way we interact with our customers, and we will continue to deliver on the promise of our brand – You First Banking – every day, with every customer, and in every community that we serve,” Bochnowski continued.

NWIN and Peoples Bank currently anticipate the charter conversion to become effective in the second quarter of 2020.

About NorthWest Indiana Bancorp

NorthWest Indiana Bancorp is a locally managed and independent financial holding company headquartered in Munster, Indiana, whose activities are primarily limited to holding the stock of Peoples Bank. Peoples Bank provides a wide range of personal, business, electronic and wealth management financial services from its 22 locations in Lake and Porter Counties in Northwest Indiana and South Chicagoland. NorthWest Indiana Bancorp’s common stock is quoted on the OTC Pink Marketplace and the OTC Bulletin Board under the symbol NWIN. The website ibankpeoples.com provides information on Peoples Bank’s products and services, and NorthWest Indiana Bancorp’s investor relations.

Forward-Looking Statements

This press release may contain forward-looking statements regarding the financial performance, business prospects, growth and operating strategies of NWIN. For these statements, NWIN claims the protections of the safe harbor for forward-looking statements contained in the Private Securities Litigation Reform Act of 1995. Statements in this communication should be considered in conjunction with the other information available about NWIN, including the information in the filings NWIN makes with the SEC. Forward-looking statements provide current expectations or forecasts of future events and are not guarantees of future performance. The forward-looking statements are based on management’s expectations and are subject to a number of risks and uncertainties. Forward-looking statements are typically identified by using words such as “anticipate,” “estimate,” “project,” “intend,” “plan,” “believe,” “will” and similar expressions in connection with any discussion of future operating or financial performance.

Although management believes that the expectations reflected in such forward-looking statements are reasonable, actual results may differ materially from those expressed or implied in such statements. Risks and uncertainties that could cause actual results to differ materially include: the significant risks and uncertainties for our business, results of operations, and financial condition, as well as our regulatory capital and liquidity ratios and other regulatory requirements caused by the COVID-19 pandemic, which will depend on several factors, including the scope and duration of the pandemic, its influence on financial markets, the effectiveness of our remote work arrangements and staffing levels in branches and other operational facilities, and actions taken by governmental authorities and other third parties in response to the pandemic; changes in asset quality and credit risk; the inability to sustain revenue and earnings growth; changes in interest rates, market liquidity, and capital markets, as well as the magnitude of such changes, which may reduce net interest margins; inflation; customer acceptance of NWIN’s products and services; customer borrowing, repayment, investment, and deposit practices; customer disintermediation; the introduction, withdrawal, success, and timing of business initiatives; competitive conditions; the inability to realize cost savings or revenues or to implement integration plans and other consequences associated with mergers, acquisitions, and divestitures; economic conditions; and the impact, extent, and timing of technological changes, capital management activities, and other actions of the Federal Reserve Board and legislative and regulatory actions and reforms.

In addition to the above factors, we also caution that the actual amounts and timing of any future common stock dividends or share repurchases will be subject to various factors, including our capital position, financial performance, capital impacts of strategic initiatives, market conditions, and regulatory and accounting considerations, as well as any other factors that our Board of Directors deems relevant in making such a determination. Therefore, there can be no assurance that we will repurchase shares or pay any dividends to holders of our common stock, or as to the amount of any such repurchases or dividends. Further, statements about the effects of the COVID-19 pandemic on our business, operations, financial performance, and prospects may constitute forward-looking statements and are subject to the risk that the actual impacts may differ, possibly materially, from what is reflected in those forward-looking statements due to factors and future developments that are uncertain, unpredictable, and in many cases beyond our control, including the scope and duration of the pandemic, actions taken by governmental authorities in response to the pandemic, and the direct and indirect impact of the pandemic on our customers, third parties, and us.